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                                                                       EXHIBIT 2


                              AFFILIATES AGREEMENT

    THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of the 5th day of May, 1997 between Veeco Instruments Inc., a Delaware corporation ("Acquiror"), and the undersigned shareholder (the "Shareholder") of Wyko Corporation, an Arizona corporation ("Target").

                                    RECITALS

    A. Target, Acquiror and Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), have entered into an
Agreement and Plan of Merger, dated April       , 1997 (the "Merger Agreement"),
pursuant to which Merger Sub will be merged into Target (the "Merger"), and Target will become a wholly-owned subsidiary of Acquiror.

    B. Upon the consummation of the Merger and in connection therewith, the undersigned Shareholder will become the owner of shares of common stock, $.01 par value per share, of Acquiror (the "Acquiror Shares").

    C. The parties to the Merger Agreement intend to cause the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Staff Accounting Series Releases No. 130, 135 and 146 and Staff Accounting Bulletins Topic Two.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Affiliates Agreement, it is hereby agreed as follows:

    1. The undersigned Shareholder hereby agrees that:

        (a) The undersigned Shareholder may be deemed to be (but does not hereby admit to be) an "affiliate" of Target within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission (the "SEC") ("Release No. 130").

        (b) The undersigned Shareholder will not sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Acquiror Shares or any part thereof until such time after the Effective Time of the Merger as financial results covering at least thirty (30) days of the combined operations of Acquiror and Target after the Effective Time of the Merger have been, within the meaning of said Release No. 130, filed by Acquiror with the SEC or published by Acquiror in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of Target and Acquiror. Acquiror agrees to make such filing or publication as soon as practicable and to notify the undersigned Shareholder promptly upon making such filing or publication. The undersigned will not, during the thirty (30) day period prior to the Effective Time of the Merger as determined in Acquiror's reasonable discretion, sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Acquiror Shares or any part thereof (including any disposition, within such period, of Shareholder's shares of Target Common Stock).

        (c) The undersigned Shareholder has, and as of the Effective Time of the Merger will have, no present plan or intent (a "Plan") to engage in a sale, exchange, transfer, pledge, disposition or any other transaction (including a distribution by a partnership to its partners or by a corporation to its shareholders) that results in a reduction in the risk of ownership (collectively, a "Sale") with respect to more than fifty percent (50%) of the shares of Acquiror Common Stock to be acquired by the undersigned Shareholder upon consummation of the Merger. The undersigned Shareholder is not

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    aware of, or participating in, any Plan on the part of Target's shareholders to engage in Sales of the shares of Acquiror Common Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding Target Common Stock immediately prior to the Merger. A Sale of Acquiror Common Stock shall be considered to have occurred pursuant to a
    Plan if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger Agreement (a "Related Transaction"). In addition, shares of Target Common Stock (i) exchanged for cash in lieu of fractional shares of Acquiror Common Stock and (ii) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been shares of outstanding Target Common Stock that were exchanged for Acquiror Common Stock in the Merger and then disposed of pursuant to a Plan. If any of the undersigned Shareholder's representations in this subsection (c) ceases to be true at any time prior to the Effective Time of the Merger, the undersigned Shareholder shall deliver to each of Target and Acquiror, prior to the Effective Time of the Merger, a written statement to that effect. Except as otherwise set forth in Appendix A, the undersigned Shareholder has not engaged in a sale of any shares of Target
    Common Stock since       . The undersigned Shareholder understands and
    acknowledges that Target, Acquiror and their respective shareholders, as well as legal counsel to Target and Acquiror, are entitled to rely on (i) the truth and accuracy of the undersigned Shareholder's representations contained therein and (ii) the undersigned Shareholder's performance of the obligations set forth herein.

    (d) Subject to paragraphs (b) and (c) of this Section 1, the undersigned Shareholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Acquiror Shares unless at that time the time period set forth in paragraph (b) of this Section 1 has expired and either:

        (i) such transaction is permitted pursuant to the provisions of Rule 145(d) under the Securities Act;

        (ii) counsel representing the undersigned Shareholder, satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter satisfactory to Acquiror and Acquiror's counsel, and upon which Acquiror and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

       (iii) a registration statement under the Securities Act covering the Acquiror Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; or

        (iv) an authorized representative of the SEC shall have rendered written advice to the undersigned Shareholder (sought by the undersigned Shareholder or counsel to the undersigned Shareholder, with a copy thereof and of all other related communications delivered to Acquiror) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

    (e) All certificates representing the Acquiror Shares deliverable to the undersigned Shareholder pursuant to the Merger Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall, unless one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred, bear a legend substantially as follows:

       "The shares represented by this certificate may not be offered, sold, exchanged, transferred, pledged or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in

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       that certain Affiliates Agreement, dated as of April   , 1997,
       between Acquiror and            , a copy of which Affiliates
       Agreement may be inspected by the holder of this certificate at the offices of Acquiror, or Acquiror will furnish, without charge, a copy thereof to the holder of this certificate upon written request therefor."

Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Acquiror Shares but not as to the certificates for any part of the Acquiror Shares as to which said legend is no longer appropriate when one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred.

    (f) The undersigned Shareholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Acquiror Shares or any part thereof.

    (g) The undersigned Shareholder undertakes and agrees to indemnify and hold harmless Acquiror, Target, and each of their respective current and future officers and directors and each person, if any, who now or hereafter controls or may control Acquiror or Target within the meaning of the Securities Act (an "Indemnified Person") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses ("Claims") based upon, arising out of or resulting from any breach or nonfulfillment of any undertaking, covenant or agreement made by the undersigned Shareholder in subsection (b), (c), (d) or (f) of this Section 1, or caused by or attributable to the undersigned Shareholder, or the undersigned Shareholder's agents or employees, or representatives, brokers, dealers and/or underwriters insofar as they are acting on behalf of and in accordance with the instruction of or with the knowledge of the undersigned Shareholder, in connection with or relating to any offer, sale, pledge, transfer or other disposition of any of the Acquiror Shares by or on behalf of the undersigned Shareholder, which claim or claims result from any breach or nonfulfillment as set forth above. The indemnification set forth herein shall be in addition to any liability that the undersigned Shareholder may otherwise have to the Indemnified Persons.

    (h) Promptly after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Affiliates Agreement, such Indemnified Person shall submit notice thereof to the undersigned Shareholder. The omission by the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the undersigned Shareholder to reduce or defend against such liability was adversely affected by such omission. The omission of the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have otherwise than hereunder. The Indemnified Persons and the undersigned Shareholder shall cooperate with and assist one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith.

    2. REPORTS. From and after the Effective Time of the Merger and for so long as necessary in order to permit the undersigned Shareholder to sell the Acquiror Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Acquiror will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Acquiror will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the undersigned Shareholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Acquiror Shares.

    3. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Affiliates Agreement shall be effective unless in writing.

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    4. NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Affiliates Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

    (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

    (b) If to Acquiror, Target or the other Indemnified Persons:

           Veeco Instruments Inc.

           Terminal Drive

           Plainview, New York 11803

           Attention: Chairman, President and Chief Executive Officer

           Facsimile No.: (516) 349-9079

           Telephone No.: (516) 349-8300

       with a copy (which shall not constitute notice) to:

           Kaye, Scholer, Fierman, Hays & Handler, LLP

           425 Park Avenue

           New York, New York 10022

           Attention: Rory Greiss, Esq.

           Facsimile No.: (212) 836-7152

           Telephone No.: (212) 836-8261

       and

           Wyko Corporation

           2650 East Elvira Road

           Tucson, Arizona 85706

           Attention: James C. Wyant

           Facsimile No.: (520) 294-1799

           Telephone No.: (520) 741-1044

       with a copy (which shall not constitute notice) to:

           Morrison & Foerster LLP

           755 Page Mill Road

           Palo Alto, CA 94304-1018

           Attention: Michael Phillips, Esq.

           Facsimile No.: (415) 494-0792

           Telephone No.: (415) 813-5600

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

    5. COUNTERPARTS. For the convenience of the parties hereto, this Affiliates Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

    6. SUCCESSORS AND ASSIGNS. This Affiliates Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Moreover, this Affiliates Agreement shall be enforceable by, and shall inure to the benefit of, the Indemnified Persons and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

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    7. GOVERNING LAW. This Affiliates Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York.

    8. EFFECTIVENESS; SEVERABILITY. This Affiliates Agreement shall become effective at the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.

    9. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Affiliates Agreement.

    10. DEFINITIONS. All capitalized terms used herein shall have the meaning defined in the Merger Agreement, unless otherwise defined herein.

    IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.

ACQUIROR                                               SHAREHOLDER

By:        /s/ Edward H. Braun                         /s/ James C. Wyant
           -----------------------------------------   ------------------------------------------
           Edward H. Braun                             (Signature)
           Chairman, President and
           Chief Executive Officer                     ------------------------------------------
                                                       (Print Name)
                                                       ------------------------------------------
                                                       (Print Address)
                                                       ------------------------------------------
                                                       (Print Telephone Number)

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